Exhibit 16.1

February 24, 2009

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statement made in Item 4.01 of Form 8-K by Digital Creative Development Corporation dated February 24, 2009, which we understand will be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,

/s/ Rosen Seymour Shapss Martin & Company LLP
Rosen Seymour Shapss Martin & Company LLP

cc:        Digital Creative Development Corporation